Exhibit 99.4
Kemmerer Mine

Audited Financial Statements
As of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011

Tanner LLC Key Bank Tower at City Creek 36 South State Street, Suite 600 Salt Lake City, Utah 84111-1400 Telephone (801) 532-7444 www.tannerco.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Westmoreland Coal Company

We have audited the accompanying Statements of Assets to be Acquired and Liabilities to be Assumed of the Kemmerer Mine (the Mine) as of December 31, 2011 and 2010 and the related statements of revenues and direct operating expenses and cash flows for each of the years in the three-year period ended December 31, 2011. These financial statements are the responsibility of the Mine’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Mine’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Westmoreland Coal Company’s Form 8-K/A) and are not intended to be a complete financial presentation of the Mine.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Kemmerer Mine as of December 31, 2011 and 2010 and its revenues and direct operating expenses and cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Tanner LLC

April 12, 2012

KEMMERER MINE
Statements of Assets to be Acquired and Liabilities to be Assumed

As of December 31,

	2011	2010

Assets Acquired
Inventories, net	$10,018,000	$8,522,000

Property and equipment, net	145,011,000	148,763,000

Total assets to be acquired	155,029,000	157,285,000

Liabilities Assumed
Accrued liabilities	835,000	870,000
Postretirement benefit obligation	55,670,000	42,686,000
Asset retirement obligation	22,045,000	32,857,000
Pension obligation	11,306,000	6,196,000
Pneumoconiosis benefit obligation	2,421,000	2,284,000

Total liabilities to be assumed	92,277,000	84,893,000

Net assets to be acquired	$62,752,000	$72,392,000

See accompanying notes to financial statements.	1

KEMMERER MINE
 Statements of Revenues and Direct Operating Expenses

Years Ended December 31,

	2011	2010	2009

Net Revenues
Product sales	$144,112,000	$144,261,000	$118,851,000

Direct Operating Expenses
Cost of sales	127,262,000	113,299,000	107,197,000

Depreciation, depletion,amortization and accretion	15,484,000	14,055,000	13,842,000

Total direct operating expenses	142,746,000	127,354,000	121,039,000

Excess of revenues over direct operating expenses (excess of direct operating expenses over revenues)	$1,366,000	$16,907,000	$(2,188,000)

See accompanying notes to financial statements.	2

KEMMERER MINE
Statements of Cash Flows

For the Years Ended December 31,

	2011	2010	2009

Cash flows from operating activities:
Excess of revenues over direct operating expenses (excess of direct operating expenses over revenues)	$1,366,000	$16,907,000	$(2,188,000)
Adjustments to reconcile excess of revenues over direct operating expenses (excess of direct operating expenses over revenues) to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	15,484,000	14,055,000	13,842,000
(Gain) loss on disposal of property and equipment	5,871,000	1,683,000	(39,000)
Decrease (increase) in:
Accounts receivable	(3,104,000)	(2,030,000)	1,555,000
Inventories	(1,496,000)	(2,805,000)	2,843,000
Increase (decrease) in:
Accounts payable	1,145,000	1,146,000	29,000
Accrued liabilities	(35,000)	(58,000)	(48,000)
Pneumoconiosis benefit obligation	127,000	126,000	152,000
Postretirement benefit obligation	12,984,000	8,509,000	2,505,000
Pension obligation	5,110,000	(1,795,000)	(2,194,000)
Asset retirement obligation	(12,423,000)	955,000	9,291,000

Net cast provided by operating activities	25,029,000	36,693,000	25,748,000

Cash flows from investing activities:
Purchase of property and equipment	(15,883,000)	(8,716,000)	(20,694,000)
Proceeds from sale of property and equipment	5,000	118,000	240,000

Net cash used in investing activities	(15,878,000)	(8,598,000)	(20,454,000)

Cash flows from financing activities:
Change in due to / due from CMI	(9,151,000)	(28,095,000)	(5,294,000)

Net change in cash	-	-	-

Cash at beginning of year	-	-	-

Cash at end of year	$-	$-	$-

See accompanying notes to financial statements.	3

KEMMERER MINE
Notes to Financial Statements

1. Description of Organization
Nature of Operations
The Kemmerer Mine (the Mine) in Lincoln County, Wyoming was an operation of Chevron Mining, Inc. (CMI).  CMI is a wholly owned subsidiary of Chevron Corporation (the Parent).  The Mine produces high-quality sub-bituminous coal for sale to the adjacent Naughton power station, as well as various industrial customers located in the proximate geographic region.

On January 31, 2012, Westmoreland Coal Company, through a wholly owned subsidiary, Westmoreland Kemmerer, Inc., or WKI, completed a Purchase and Sale Agreement, pursuant to which it agreed to purchase from CMI the Mine, including associated processing and shipping facilities and other related real and personal property assets located in the Hams Forks Region of southwestern Wyoming near the town of Kemmerer, Wyoming.

2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented on the accrual basis of accounting and reflect the assets to be acquired, liabilities to be assumed, revenues and direct operating expenses of the Mine.  During the years presented, the Mine was not accounted for as a separate division by CMI and therefore, certain costs recorded at CMI, such as corporate and shared service expenses, interest, corporate income taxes, litigation expenses, and other indirect expenses, were not allocted to the Mine.  Furthermore, all cash receipts and payments were made by CMI.  Therefore, while the statements of cash flows present the sources and uses of cash, the cash flows were actually through CMI.

The Statements of Assets to be Acquired and Liabilities to be Assumed and the Statements of Revenues and Direct Operating Expenses are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.  The results presented in these financial statements may not be representative of future operations.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

4

KEMMERER MINE
Notes to Financial Statements
Continued

2. Summary of Significant Accounting Policies Continued
Inventories
Inventories, which include materials and supplies used for mining coal as well as raw coal, are stated at the lower of cost or market.  Cost is determined using the average cost method.  Coal inventory costs include labor, supplies, equipment, operating overhead and other related costs.  Management periodically reviews inventories for excess supply, obsolescence, and valuations above estimated realizable amounts, and provides a reserve to reduce inventories to their net realizable values.

Property and Equipment
Mineral rights are recorded at cost less accumulated depletion.  Mineral rights are depleted based upon estimated recoverable proven and probable reserves. Property and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation and depletion are calculated using the straight-line method over the estimated economic useful lives of the assets, and the units of production method, as follows:

Plant and equipment	3-12 years
Mining equipment	4-10 years
Tip-load equipment	5-10 years

Management estimates the economic useful lives of property and equipment based on the expected number of years the assets will be used. Management revisits these assumptions annually and adjusts the economic useful lives if warranted.

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred.  Upon sale or other retirement of depreciable property, the cost and accumulated depreciation and amortization are removed from the related accounts and any gain or loss is reflected in the statements of revenues and direct operating expenses.

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of an asset may not be fully recoverable.  When this occurs, the Mine reviews the value assigned to long-lived assets by analyzing the anticipated, undiscounted cash flows they generate.  When the expected future undiscounted cash flows from these assets do not exceed their carrying balances, the Mine determines the estimated fair value of such assets.  Impairment is recognized to the extent the carrying amount of these assets exceeds their estimated fair value.

5

KEMMERER MINE
Notes to Financial Statements
Continued

2. Summary of Significant Accounting Policies Continued
Postretirement Benefit Obligation
The Mine accrues the cost to provide other postretirement (OPEB) medical  benefits, as well as life insurance, other than pension benefits, over the employees’ period of active service. These costs are determined on an actuarial basis. The plan is unfunded, and the Mine and retirees share the costs.  Certain life insurance benefits are paid by the Mine.  Under the accounting standards for postretirement benefits, the Mine recognized the underfunded status as a liability on the Statements of Assets to be Acquired and Liabilities to be Assumed.

Asset Retirement Obligation
The Mine’s asset retirement obligation (ARO) primarily consists of estimated costs to reclaim surface land and support facilities in accordance with the federal and state reclamation laws as established by each mining permit.

The Mine estimates its ARO for final reclamation and mine closure based upon detailed engineering calculations of the amount and timing of the future costs for a third party to perform the required work. These estimates are based on projected pit configurations at the end of mining and are escalated for inflation, and then discounted at a credit-adjusted risk-free rate. The Mine records an ARO asset associated with the initial recorded liability. The ARO asset is amortized based on the units-of-production method over the estimated recoverable, proven and probable reserves at the Mine, and the ARO liability is accreted to the projected settlement date. Changes in estimates occur due to revisions of Mine plans, changes in estimated costs, and changes in timing of the performance of reclamation activities, and are reflected in the period of change.

Pension Obligation
The Mine accrues the cost to provide the benefits over the employees’ period of active service for the non-contributory defined benefit pension plan it sponsors.  These costs are determined on an actuarial basis. The Mine’s Statements of Assets to be Acquired and Liabilities to be Assumed reflect the unfunded status of the defined benefit pension plan.

Pneumoconiosis benefit obligation
The Mine is self-insured for federal and state pneumoconiosis (black lung) benefits for employees. The Mine accounts for these benefits on the accrual basis. Actuarial gains and losses are recognized in the period in which they arise.

6

KEMMERER MINE
Notes to Financial Statements
Continued

2. Summary of Significant Accounting Policies Continued
Coal Revenues
The Mine recognizes coal sales revenue at the time title passes to the customer in accordance with the terms of the underlying sales agreements.  Coal sales revenue is recognized based on the pricing contained in the contracts in place at the time that title passes.

Cost of Sales
Cost of sales consists primarily of product and product-related costs.

Income Taxes
Under the provisions of the Internal Revenue Code and applicable state laws, the Mine is taxed as part of a corporate consolidated income tax return, and as a result, is not directly subject to income taxes.   Therefore, no provision for income tax expense or related assets or liabilities has been included in the accompanying financial statements. The Mine is unaware of any uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Recent Accounting Pronouncements
In May 2011, accounting guidance was issued which generally aligns the principles for fair value measurements and the related disclosure requirements under US GAAP. This guidance requires additional disclosures regarding details about Level 3 fair value measurements, including quantitative information about the significant unobservable inputs used in estimating fair value, a discussion of the sensitivity of the measurement to these inputs and a description of the entity’s valuation processes. Disclosures will also be needed concerning any transfers between Level 1 and 2 of the fair value hierarchy (not just significant transfers as previous guidance required) and the hierarchy classification for items whose fair value is not recorded on the statement of assets acquired and liabilities to be assumed but is disclosed in the notes. This standard is effective for periods beginning after December 15, 2011. The Mine plans to adopt this standard in 2012.  Management believes that there will not be a significant impact on the Mine’s financial statements as a result of adopting this standard.

Subsequent Events
Management has evaluated events and transactions for potential recognition or disclosure subsequent to December 31, 2011 and through April 12, 2012, which is the date the financial statements were available to be issued.

7

KEMMERER MINE
Notes to Financial Statements
Continued

3. Inventories	Inventories consist of the following as of December 31:

	2011	2010

Materials and supplies	$10,448,000	$9,548,000
Coal	812,000	216,000

	11,260,000	9,764,000

Less reserve for obsolete inventories	(1,242,000)	(1,242,000)

	$10,018,000	$8,522,000

4. Property and Equipment	Property and equipment consist of the following as of December 31:

	2011	2010

Land and mineral rights	$227,761,000	$228,979,000
Mining equipment	119,553,000	119,275,000
Tip-load equipment	50,098,000	35,750,000
Plant and equipment	18,482,000	16,347,000
Asset retirement obligation	7,795,000	20,218,000

	423,689,000	420,569,000

Less accumulated depreciation and depletion	(278,678,000)	(271,806,000)

	$145,011,000	$148,763,000

Depreciation and depletion expense on property and equipment for the years ended December 31, 2011, 2010 and 2009 was $13,757,000, $12,449,000, and $12,741,000, respectively.

5. Postretirement Benefit Obligation
The Mine provides postretirement medical benefits, as well as life insurance, to current employees and their dependents upon retirement, as mandated by the Coal Industry Retiree Health Act of 1992 and pursuant to collective bargaining agreements. These benefits are provided through self-insured programs.

8

KEMMERER MINE
Notes to Financial Statements
Continued

5. Postretirement Benefit Obligation Continued
In March 2010, the Patient Protection and Affordable Care Act, or PPACA was enacted, potentially impacting the Mine’s costs to provide healthcare benefits to current employees and their dependents upon retirement. The PPACA has both short-term and long-term implications on healthcare benefit plan standards. Implementation of this legislation is planned to occur in phases, with plan standard changes that occurred in 2010, but will continue to expand benefit obligations through 2018. Beginning in 2018, the PPACA will impose a 40% excise tax on employers to the extent that the value of their healthcare plan coverage exceeds certain dollar thresholds. The Mine will continue to evaluate the impact of the PPACA in future periods as additional information, interpretations and guidance becomes available.

The following table sets forth the actuarial present value of postretirement medical benefit obligations and amounts recognized in the Mine’s financial statements as of and for the years ended December 31:

	2011	2010

Change in benefit obligations:
Net obligation at beginning of year	$42,686,000	$34,177,000
Service cost	1,676,000	928,000
Interest cost	2,241,000	1,965,000
Actuarial loss	9,067,000	5,616,000

Net obligation at end of year	$55,670,000	$42,686,000

In 2011, the Mine’s postretirement medical benefit liabilities increased approximately $13.0 million primarily from decreases in discount rates and updated cost projections.

The components of net periodic postretirement medical benefit cost are as follows for the years ended December 31:

	2011	2010	2009

Components of net periodic benefit cost:
Service cost	$1,676,000	$928,000	$901,000
Interest cost	2,241,000	1,965,000	1,980,000
Amortization of actuarial loss	819,000	1,819,000	1,907,000

Total net periodic benefit cost	$4,736,000	$4,712,000	$4,788,000

9

KEMMERER MINE
Notes to Financial Statements
Continued

5. Postretirement Benefit Obligation Continued	Assumptions The weighted-average assumptions used to determine the benefit obligations were as follows as of December 31:

	2011	2010

Discount rate	4.25%	5.25%

The discount rate assumption used to determine the postretirement benefit plan obligation and expense reflect the prevailing rates available on high-quality, fixed-income debt instruments.  This rate was based on a cash flow analysis that matched estimated future benefit payments to the Citigroup Pension Discount Yield Curve as of December 31, 2011 and 2010.

The weighted-average assumptions used to determine the net periodic benefit cost were as follows as of December 31:

	2011	2010	2009

Discount rate	5.25%	5.75%	6.25%
Measurement date	January 1, 2011	January 1, 2010	January 1, 2009

The following presents information about the assumed health care trend rate:

	2011	2010

Health care cost trend rate assumed for next fiscal year	6.5% - 8.00%	8.50%
Average assumed rate to which the cost trend is to decline (ultimate trend rate)	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2023	2018

The effect of a one percentage change on the health care cost trend rate used to calculate periodic postretirement medical benefit costs and the related benefit obligation are summarized in the table below:

	1% Increase	1% Decrease

Effect on service and interest cost components	$1,109,000	$(816,000)
Effect on postretirement medical benefit obligation	8,573,000	(6,966,000)

10

KEMMERER MINE
Notes to Financial Statements
Continued

5. Postretirement Benefit Obligation Continued	Cash Flows The following benefit payments are expected by the Mine as of December 31, 2011:

Years Ending December 31:

2012	$101,000
2013	373,000
2014	701,000
2015	1,077,000
2016	1,386,000
2017 - 2021	11,165,000

$14,803,000

6. Asset Retirement Obligation	Changes in the Mine’s asset retirement obligation were as follows for the years ended December 31:

	2011	2010	2009

Asset retirement obligation, beginning of the year	$32,857,000	$30,409,000	$20,131,000
Accretion	1,611,000	1,493,000	987,000
Changes due to amount and timing of reclamation	(12,423,000)	955,000	9,291,000
Asset retirement obligations, end of the year	$22,045,000	$32,857,000	$30,409,000

7. Pension Obligation
The Mine provides a defined benefit pension plan to qualified full-time employees pursuant to a collective bargaining agreement. CMI prefunds the defined benefit plan as required by local regulations or in certain situations where prefunding provides economic advantages.  In the United States, all qualified plans are subject to the Employee Retirement Income Security Act (ERISA) minimum funding standard.

11

KEMMERER MINE
Notes to Financial Statements
Continued

7. Pension Obligation Continued
The following table provides a reconciliation of the changes in the plan’s benefit obligation and the fair value of the plan’s assets, and the amounts recognized in the Mine’s financial statements for the plan as of and for the years ended December 31:

	2011	2010

Change in benefit obligations:
Net obligation at beginning of year	$45,054,000	$41,582,000
Service cost	1,167,000	1,113,000
Interest cost	2,417,000	2,432,000
Actuarial loss	5,035,000	1,987,000
Benefits paid	(2,176,000)	(2,060,000)

Net obligation at end of year	$51,497,000	$45,054,000

Change in plan assets:
Fair value of plan assets at beginning of year	$38,858,000	$33,891,000
Actual return on plan assets	(491,000)	4,027,000
Employer contributions	4,000,000	3,000,000
Benefits paid	(2,176,000)	(2,060,000)

Fair value of plan assets at end of year	40,191,000	38,858,000

Unfunded status at end of year	$(11,306,000)	$(6,196,000)

Amounts recognized in the Statements of Assets to be acquired and Liabilities to be Assumed consist of:
Noncurrent liability	$11,306,000	$6,196,000

Net amount recognized at end of year	$11,306,000	$6,196,000

Amounts recognized in accumulated other comprehensive loss consist of:
Net actuarial loss	$19,898,000	$12,211,000
Prior service costs	608,000	749,000

Total	$20,506,000	$12,960,000

12

KEMMERER MINE
Notes to Financial Statements
Continued

7. Pension Obligation Continued	The following tables set forth information summarizing the changes in other comprehensive loss for the years ended December 31, 2011 and 2010:

2011

Total other comprehensive loss at December 31, 2010	$12,960,000
Adjustment to actuarial return on plan assets	3,415,000
Actuarial loss	5,035,000
Amortization of recognized actuarial losses	(764,000)
Amortization of prior period service costs	(140,000)

Total other comprehensive loss at December 31, 2011	$20,506,000

2010

Total other comprehensive loss at January 1, 2010	$13,601,000
Adjustment to actuarial return on plan assets	(1,481,000)
Actuarial loss	1,987,000
Amortization of recognized actuarial losses	(764,000)
Amortization of prior period service costs	(383,000)

Total other comprehensive loss at December 31, 2010	$12,960,000

The accumulated benefit obligation for the plan was $51,497,000 and $45,054,000 at December 31, 2011 and 2010, respectively.

13

KEMMERER MINE
Notes to Financial Statements
Continued

7. Pension Obligation Continued
Prior service costs and credits and actuarial gains and losses are amortized over the expected future years of service of the plan’s participants using the corridor method. The following amounts will be amortized from accumulated other comprehensive loss into net periodic pension cost in the following years:

2012
Prior period cost	$140,000
Net loss	1,468,000

Total	$1,608,000

2011
Prior period cost	$140,000
Net loss	764,000

Total	$904,000

The components of net periodic benefit cost are as follows for the years ended December 31:

	2011	2010	2009

Service cost	$1,167,000	$1,113,000	$1,055,000
Interest cost	2,417,000	2,432,000	2,367,000
Return on plan assets	(2,925,000)	(2,545,000)	(2,281,000)
Amortization of:
Prior service cost	140,000	383,000	550,000
Actuarial loss	764,000	764,000	1,064,000

Total benefit cost	$1,563,000	$2,147,000	$2,755,000

These costs are included in the Accompanying Statements of Revenues and Direct Operating Expenses.

Assumptions The weighted-average assumptions used to determine the benefit obligations were as follows as of December 31:

	2011	2010

Discount rate	4.50%	5.50%

14

KEMMERER MINE
Notes to Financial Statements
Continued

7. Pension Obligation Continued
Assumptions - Continued
The discount rate is adjusted annually based on an A corporate bond index adjusted for the difference in the duration of the bond index and the duration of the benefit obligations. This rate is calculated using a yield curve, which is developed using the average yield for bonds in the tenth to nineteenth percentiles, which excludes bonds with outlier yields.

The weighted-average assumptions used to determine the benefit cost were as follows for the years ended December 31:

	2011	2010	2009

Discount rate	5.50%	6.00%	6.25%
Expected long-term rate of return	7.75%	7.75%	7.75%
Measurement date	12/31/11	12/31/10	12/31/09

Plan Assets
The pension plan’s investments were combined with the investments of Chevron Master Pension Trust (Master Trust) to maximize administrative efficiencies of CMI. The Master Trust also included the investment assets of other retirement plans sponsored by CMI. Investment income, investment management fees and other direct expenses relating to the Master Trust were allocated to the individual plans based upon the average daily balances. The Plan’s interest in the Master Trust was 0.46% and 0.45% as of December 31, 2011 and 2010, respectively.

The primary investment objectives of the pension plan are to achieve the highest rate of total return within prudent levels of risk and liquidity, to diversify and mitigate potential downside risk associated with the investments, and to provide adequate liquidity for benefit payments and portfolio management.

The Master Trust has an Investment Committee that regularly meets during the year to review the asset holdings and their returns. To assess the plans’ investment performance, long-term asset allocation policy benchmarks have been established.

For the Master Trust, the Chevron Board of Directors has established the following approved asset allocation ranges: Equities 40–70 percent, Fixed Income and Cash 20–65 percent, Real Estate 0–15 percent, and Other 0–5 percent. To mitigate concentration and other risks, assets are invested across multiple asset classes with active investment managers and passive index funds. CMI does not prefund the OPEB obligations.

15

KEMMERER MINE
Notes to Financial Statements
Continued

7. Pension Obligation Continued
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly hypothetical transaction between market participants at a given measurement date. Valuation techniques used must maximize the use of observable inputs and minimize the use of unobservable inputs.

Fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value and is defined as:

Level 1, defined as observable inputs such as quoted prices in active markets for identical assets. Level 1 assets include available-for-sale equity securities generally valued based on independent third-party market prices.

Level 2, defined as observable inputs other than Level 1 prices. These include quoted prices for similar assets or liabilities in an active market, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

16

KEMMERER MINE
Notes to Financial Statements
Continued

7. Pension Obligation Continued	The following table summarizes the assets or liabilities carried by the Master Trust at fair values by fair value hierarchy level, as described above, as of December 31 (in billions):

	2011

Description	Level 1	Level 2	Level 3	Total

Equities:
U.S.	$1,470	$-	$-	$1,470
International	1,203	-	-	1,203
Collective trusts/mutual funds	14	2,619	-	2,633
Fixed Income:
Government	146	476	-	622
Corporate	-	338	-	338
Mortgage-back securities	-	107	-	107
Other asset backed	-	61	-	61
Collective trusts/mutual funds	-	1,046	-	1,046
U.S. Real Estate	-	-	843	843
Cash and Cash Equivalents	404	-	-	404
Other	(79)	8	54	(17)

Total	$3,158	$4,655	$897	$8,710

	2010

Description	Level 1	Level 2	Level 3	Total

Equities:
U.S.	$2,121	$-	$-	$2,121
International	1,405	-	-	1,405
Collective trusts/mutual funds	5	2,063	-	2,068
Fixed Income:
Government	19	640	-	659
Corporate	-	314	-	314
Mortgage-back securities	-	82	-	82
Other asset backed	-	74	-	74
Collective trusts/mutual funds	-	1,064	-	1,064
U.S. Real Estate	-	-	596	596
Cash and Cash Equivalents	213	-	-	213
Other	(87)	8	53	(26)

Total	$3,676	$4,245	$649	$8,570

17

KEMMERER MINE
Notes to Financial Statements
Continued

7. Pension Obligation Continued
U.S. equities include investments in Chevron’s common stock in the amount of $35 at December 31, 2011, and $38 at December 31, 2010.

Collective trusts/mutual funds for U.S. plans are entirely index funds. For these index funds, the Level 2 designation is partially based on the restriction that advance notifications of redemptions, typically two business days, is required.

The year-end valuations of the U.S. real estate assets are based on internal appraisals by the real estate managers, which are updates of third-party appraisals that occur at least once a year for each property in the portfolio.

The other assets class includes net payables for securities not yet settled (level 1); dividends and interest and tax-related receivables (level 2); and insurance contracts and investments in private-equity limited partnerships (level 3).

The following tables set forth information summarizing the changes in fair value of the Plan’s Level 3 assets for the years ended December 31, 2011 and 2010 (in millions):

Beginning balance as of January 1, 2010	$530
Actual return on plan assets:
Assets held at the reporting date	32
Assets sold during the period	1
Purchases, sales, and settlements	86

Balance as of December 31, 2010	649
Actual return on plan assets:
Assets held at the reporting date	102
Assets sold during the period	(1)
Purchases, sales, and settlements	147

Ending balance as of December 31, 2011	$897

Contributions Contributions of approximately $287,000 related to the 2011 plan year, and $1,883,000 related to the 2012 plan year, are expected to be made to the pension plan for 2012.

18

KEMMERER MINE
Notes to Financial Statements
Continued

7. Pension Obligation Continued	Cash Flows As of December 31, 2011, the following benefit payments are expected to be paid from the pension plan assets:

Years Ending December 31:

2012	$2,339,000
2013	2,395,000
2014	2,632,000
2015	2,820,000
2016	2,980,000
2017 - 2021	17,170,000

$30,336,000

The benefits expected to be paid are based on the same assumptions used to measure the pension benefit obligation as of December 31, 2011 and include estimated future employee service.

8. Pneumoconiosis Benefit Obligation
The PPACA amended previous legislation related to black lung disease, providing automatic extension of awarded lifetime benefits to surviving spouses and providing changes to the legal criteria used to assess and award claims.  The Mine has not determined what, if any, additional impact may result from these claims due to lack of claims experience under the new legislation and court rulings interpreting the new provisions. The Mine will continue to evaluate the impact of the PPACA in future periods as additional information, interpretations, guidance and claims experience becomes available.

The Mine’s black lung obligation was $2,421,000 and $2,284,000 as of December 31, 2011 and 2010, respectively.

The discount rate used in determining the actuarial present value of the pneumoconiosis benefit obligation as of December 31, 2011 and 2010, was 6%.

19

KEMMERER MINE
Notes to Financial Statements
Continued

9. Commitments Contingencies, and Concentrations
Litigation
The Mine is involved in legal proceedings from time to time arising in the normal course of business.  The legal proceedings associated with the Kemmerer Mine are handled by CMI and any matters that are subject to legal settlements will be paid by CMI.

Concentrations Customers accounting for 10% or more of revenues for the years ended December 31, 2011 and 2010 were as follows:

	2011	2010	2009

Customer A	67%	69%	59%
Customer B	12%	*	*

*The customer accounted for less than 10% for the year indicated.

Production Commitment
In July 2010, the Mine entered into a production commitment with Customer A. Under the agreement, the Mine is obligated to sell between 2.4 million tons and 2.85 million tons of coal to Customer A per year.  The agreement expires in December 2021. The base price is $35.662 per ton up to 2.4 million tons and $20.00 per ton between 2.4 million and 2.85 million tons and is subject to quarterly adjustments.

In addition, the Mine has entered into production commitments with approximately 11 other customers in which they are obligated to sell in aggregate between 1,907,000 and 4,161,000 tons of coal with a base price between $15.70 and $65.00 per ton per year.  The production commitments were entered into beginning in 2004 and expiring in 2020.

Purchase Commitment
The Mine has a purchase commitment to buy a specific number of tires per year through 2014.  The estimated annual amount of the purchase commitment is $3.5 million and may vary depending on the actual cost of the tires at the time of purchase.

Leases
The Mine leases certain of its coal reserves from third parties and pays royalties based on either a per ton rate or as a percentage of revenues received. Royalties charged to expense under all such lease agreements amounted to approximately $4.0 million, $6.8 million, and $6.0 million for the years ended December 31, 2011, 2010, and 2009, respectively.

20

KEMMERER MINE
Notes to Financial Statements
Continued

10. Related Party Transactions
The Mine purchased fuel from its Parent in the amounts of $16,263,000, $12,569,000, and $8,649,000 for the years ended December 31, 2011, 2010, and 2009, respectively.

The Mine purchased lube services from a related party in the amounts of $865,000, $764,000, and $727,000 for the years ended December 31, 2011, 2010, and 2009, respectively.

The Mine transfers assets to and from other mines periodically. The Mine received assets from another mine in the amount of $892,000 and $1,757,000 during 2011 and 2010, respectively.

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